Exhibit 99.1

Workhorse Group Reports Third Quarter 2020 Results

CINCINNATI, November 9, 2020 – Workhorse Group Inc. (Nasdaq: WKHS) (“Workhorse” or “the Company”), an American technology company focused on providing sustainable and cost-effective drone-integrated electric vehicles to the last-mile delivery sector, today reported financial results for the third quarter ended September 30, 2020.

Release Updates and Highlights
•Sets 2021 production volume target at 1,800 vehicles.
•Received a purchase order for 500 C-1000 trucks from Pritchard Auto Company for its National Fleet Program, which is being financed by Hitachi Capital America (“HCA”).
•Through various financings, the Company improved its current cash position to over $260 million.
•Workhorse strategic partner Lordstown Motor Corporation (“LMC”) completed its merger with DiamondPeak Holdings Corp. LMC’s Class A shares now trade on the Nasdaq Global Select market under the ticker symbol “RIDE.” Workhorse has maintained its 10% ownership stake in the merged company. That stake is estimated at nearly $285 million based on the November 6th closing price.
•Partnered with Hitachi and Hitachi Capital America to optimize the Company’s manufacturing, operational and supply chain capabilities as well as to develop a national dealer network to support Workhorse's sales with vehicle financing options for both dealers and customers.
•Recorded additional new vehicle sales orders from Fluid Systems and eTrucks LLC.

Management Commentary
“Our strategic partnership approach to engaging with dealerships has paid off very quickly as evidenced by our recent 500 truck order from Pritchard Auto Company that will be financed by HCA,” said Workhorse CEO Duane Hughes. “We believe this initial sale is just the start of this channel’s growth. We were also encouraged by the results of a positive dealer survey administered by HCA that looked favorably on the long-term prospects for the EV delivery truck market and, in particular, Workhorse within that ecosystem.”

Hughes added, “Previously, we projected 300-400 vehicles to be produced by the end of 2020, mostly in the fourth quarter. Although we will still manufacture and deliver vehicles in Q4, it will be a substantially lower amount than our previous guidance. We are unable to give a specific estimate for the following reasons:

•The inability of our primary battery supplier to meet our volumes due to capacity issues and COVID-related slowdowns;
•COVID-19: Having more than 36% of our production-related staff currently out with the virus or quarantined awaiting results and with daily increases in cases, we must protect our employees’ health. To do that, we have modified our assembly process, limited production support from third party sources, and delayed planned additions to our assembly staff.

“We view this as only a delay in our progress. We’ve introduced several new battery supplier options into our supply chain and will have supplemental volume additions in the first quarter of 2021. While we cannot predict the full impact from COVID right now, let alone in 2021, when conditions improve and the coronavirus is no longer a business issue for us and our suppliers, then we would anticipate producing approximately 1,800 units in 2021.”

Third Quarter and Recent Operational Highlights
•October 2020: Received a purchase order for 500 C-1000 trucks from Pritchard Auto Company for its National Fleet Program, which is being financed by Hitachi Capital America.
•October 2020: Submitted formal “Type Certification” application to the Federal Aviation Administration (“FAA”) for the Company’s HorseFlyTM Unmanned Aerial System (“UAS”).

•October 2020: Received approval from the New York Truck Voucher Incentive Program (“NYTVIP”) to offer monetary vouchers for C-Series all-electric delivery vehicles in select New York State counties.
•October 2020: Closed $200 million convertible note financing from institutional lenders and converted pre-existing $70 million note into shares of the Company's common stock, altogether providing Workhorse with over $260 million in cash.
•September 2020: Achieved an improved and industry-leading range of approximately 160 miles per charge under urban situations for its 2020 model year C-1000 Extended Range.
•August 2020: Entered into strategic agreement with Hitachi for an operational assessment of Workhorse's manufacturing, operational and supply chain capabilities, benchmark to best-in-class standards and provide recommendations that support the Company's increased production requirements; separate agreement with Hitachi Capital America to assist in developing a national dealer network and support Workhorse's sales with vehicle financing options for both dealers and customers, including dealer floor-plan programs.
•August 2020: Workhorse strategic partner Lordstown Motors Corp. (“LMC”) entered into a business combination agreement with DiamondPeak Holdings Corp. (“DPHC”), a special purpose acquisition company.
◦October 2020: Shareholders of DPHC approved the agreement, enabling LMC to become a publicly traded company. LMC’s Class A shares now trade on the Nasdaq Global Select market under the ticker symbol “RIDE.”
•July 2020: Awarded Executive Order: A-445-0003 from the California Air Resources Board (“CARB”), designating multiple C-Series models as zero-emission vehicles in the state of California in addition to the 13 other states under Section 177 of the Clean Air Act.
◦July 2020: Obtained HVIP Eligibility from CARB, qualifying certain Workhorse C-Series models for monetary vouchers of up to $50,000 per vehicle.
◦October 2020: Awarded Executive Order: A-445-0003-1 from CARB for the C-1000 Extended Range, granting the same designations as noted above.

Third Quarter 2020 Financial Results
Sales for the third quarter of 2020 were recorded at $565,000 compared to $4,000 in the third quarter of 2019.

Cost of goods sold increased to $2.8 million from $1.4 million in the third quarter of 2019. The increase was primarily driven by increases in labor and materials relating to costs for the C-Series production.

Selling, general and administrative expenses increased to $6.0 million from $2.6 million in the same period last year. The increase is attributable to an increase in consulting expenses, higher employee-related costs, and incentive stock expenses.

Research and development expenses were $1.6 million, which was flat compared to $1.6 million reported in the third quarter of 2019.

Interest expense, net increased to $74.3 million compared to an interest expense, net of $5.9 million in the same period last year. The significant increase in interest expense was almost exclusively due to a change in fair value of the Company’s convertible note, the loss on its conversion to stock and the loss on the redemption of Series B Preferred Stock. These GAAP adjustments are non-cash and were dependent on the underlying stock components of the financial instruments, respectively.

Net loss was $84.1 million, compared with a net loss of $11.5 million in the third quarter of 2019. The increased net loss was due to the increase in interest expense (net) just noted. With these considerations, the Company believes operating income would be a better indication of operating and cash performance. Operating income during the period was a loss of $9.8 million compared to a loss of $5.6 million in the third quarter of 2019.

As of September 30, 2020, the Company had cash, cash equivalents and short-term investments of $80.2 million compared to $23.9 million as of December 31, 2019. Subsequent to the quarter end, the Company entered into, and closed, a convertible note financing with a group of institutional lenders for gross proceeds of $200 million. In conjunction with these efforts, Workhorse entered into a separate agreement with the holder of its prior 4.5% convertible notes to exchange the full $70.0 million outstanding principal amount of those existing notes for shares of the Company's common stock. Currently, the Company has a cash balance of over $260 million.

Conference Call
Workhorse management will hold a conference call today (November 9, 2020) at 10:00 a.m. Eastern time (7:00 a.m. Pacific time) to discuss these results.

Workhorse management will host the presentation, followed by a question and answer period.

U.S. dial-in: 877-407-8289
International dial-in: 201-689-8341

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Workhorse's website.

A telephonic replay of the conference call will be available after 4:00 p.m. Eastern time today through November 16, 2020.

Toll-free replay number: 877-660-6853
International replay number: 201-612-7415
Replay ID: 13712406

About Workhorse Group Inc.
Workhorse is a technology company focused on providing drone-integrated electric vehicles to the last-mile delivery sector. As an American original equipment manufacturer, we design and build high performance, battery-electric vehicles including trucks and aircraft. Workhorse also develops cloud-based, real-time telematics performance monitoring systems that are fully integrated with our vehicles and enable fleet operators to optimize energy and route efficiency. All Workhorse vehicles are designed to make the movement of people and goods more efficient and less harmful to the environment. For additional information visit workhorse.com.

Forward-Looking Statements
This press release includes forward-looking statements. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially include, but are not limited to: our limited operations and need to expand in the near future to fulfill product orders; risks associated with obtaining orders and executing upon such orders; the ability to protect our intellectual property; negative impacts stemming from the continuing COVID-19 pandemic; the potential lack of market acceptance of our products; potential competition; our inability to retain key members of our management team; our inability to raise additional capital to fund our operations and business plan; our inability to satisfy covenants in our financing agreements; our inability to maintain our listing of our securities on the Nasdaq Capital Market; our inability to satisfy our customer warranty claims; our ability to continue as a going concern; our liquidity and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K filed with the SEC. Workhorse expressly disclaims any obligation to publicly update any forward-

looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact:

Mike Dektas
Creative Storm PR
513-266-3590
mike@creativestorm.com

Investor Relations Contact:

Matt Glover and Tom Colton
Gateway Investor Relations
949-574-3860
WKHS@gatewayir.com

Workhorse Group Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

Workhorse Group Inc.
Condensed Consolidated Balance Sheets
(Unaudited)